Exhibit 10.5

AMENDED AND RESTATED

ESCROW AGREEMENT

This AMENDED AND RESTATED ESCROW AGREEMENT (the “Escrow Agreement”), dated as of September 14, 2009 amends and restates an escrow agreement dated as of July 20, 2009 by and among (i) Avaya Inc., a Delaware corporation (“Purchaser”), (ii) Nortel Networks Limited, a corporation organized under the laws of Canada (“NNL”), (iii) Nortel Networks Inc., a corporation organized under the laws of Delaware (“NNI”), (iv) Nortel Networks UK Limited, a limited company organized under the laws of England (“NNUK” and, together with NNL and NNI, acting jointly as the “Seller Parties”), and (v) Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”).

RECITALS

WHEREAS, pursuant to the ASSA and the EMEA ASA (each as defined below), Purchaser will be acquiring the Enterprise Solutions and Global Services business segments from the Sellers and the EMEA Sellers;

WHEREAS, the (i) Purchaser, (ii) Nortel Networks Corporation, a corporation organized under the laws of Canada, NNL and NNI (collectively, the “Main Sellers”), and (iii) the affiliates of the Main Sellers listed in Exhibit A to the ASSA (the “Other Sellers” and, together with the Main Sellers, the “Sellers”) entered into the Asset and Share Sale Agreement as of July 20, 2009 and amended and restated that agreement as of the date hereof (as amended and restated, the “ASSA”). Capitalized terms used and not otherwise defined in this Escrow Agreement are used herein as defined in the ASSA;

WHEREAS, the EMEA Sellers, Alan Robert Bloom, Stephen John Harris, Alan Michael Hudson and Christopher John Wilkinson Hill of Ernst & Young LLP of 1 More London Place, London SE1 2AF (collectively, the “Joint Administrators”) the Joint Israeli Administrators and the Purchaser entered into the EMEA Asset Sale Agreement simultaneously with the execution of the ASSA, and amended and restated that agreement as of the date hereof (as amended and restated, the “EMEA ASA”), which provides for the sale by the EMEA Sellers of the assets of the Business held by the EMEA Sellers to the Purchaser or the EMEA Designated Purchasers;

WHEREAS, for the purposes of this Agreement, “Distribution Agent” means the Person that will act as distribution agent of the sale proceeds under the ASSA and the EMEA ASA for the Sellers and the EMEA Sellers, whose identity shall be provided in writing by the Seller Parties to the Purchaser and the Escrow Agent by and not later than five (5) Business Days before the Closing or, to the extent of any Escrow Funds to be delivered to the Seller Parties prior to Closing, by and not later than one (1) Business Day prior to such delivery date;

WHEREAS, the Purchaser has agreed to deliver to the Escrow Agent: (i) on July 20, 2009, $100,000,000 as a Good Faith Deposit (as defined below) pursuant to Section 2.2.5 of the ASSA (which amount Purchaser may substitute with certain letters of credit as described herein); (ii) on or after 150 days from the date of execution of the ASSA, certain Delay Fee Payments if they become payable pursuant to the terms of Section 2.2.1(b) of the ASSA; (iii) on the Closing Date, $30,000,000 to be held in escrow in accordance with Section 2.2.4 of the ASSA pending the final calculation of the Purchase Price adjustments pursuant to Section 2.2.3 of the ASSA; (iv) on the Closing Date, $25,000,000, if required, pending the Main Sellers’ post-Closing delivery of financial statements pursuant to Section 5.34 of the ASSA; (v) on the Closing Date, the EMEA Employment Escrow Amount; (vi) on the Closing Date, the Estimated -6 Liability Escrow Amount and (vii) on the Closing Date, the French Tax Escrow Amount;

WHEREAS, for the purposes hereof, “Business Days” shall mean a day on which the banks are opened for business (Saturdays, Sundays, statutory and civic holidays excluded) in (i) New York, New York, United States, (ii) Toronto, Ontario, Canada, and (iii) London, England, United Kingdom; and

WHEREAS, Purchaser and the Seller Parties desire to appoint the Escrow Agent to act as escrow agent hereunder in the manner hereinafter set forth, and the Escrow Agent is willing to act in such capacity.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser, the Seller Parties and the Escrow Agent hereby agree as follows:

1.    Appointment of the Escrow Agent. Purchaser and the Seller Parties jointly appoint the Escrow Agent to receive, hold, administer and deliver the Escrow Funds (as defined below) in accordance with this Escrow Agreement and the Escrow Agent accepts such appointment, all subject to the terms and conditions set forth in this Escrow Agreement.

2.    Establishment of Escrow Accounts.

(a)    Good Faith Deposit Escrow Fund.

(i)    Establishment. Pursuant to Section 2.2.5 of the ASSA, on or about July 20, 2009, Purchaser delivered to the Escrow Agent cash in an amount of $100,000,000 (the “Good Faith Deposit”), to serve as earnest money under the ASSA and the EMEA ASA, which together with any Letter of Credit delivered under Section 2(a)(ii) and any and all interest or profit thereon, or proceeds therefrom, from time to time held by the Escrow Agent pursuant to the terms hereof is referred to as the “Good Faith Deposit Escrow Fund.”

(ii)    Letters of Credit.

(A)    At any time, and from time to time, the Purchaser may deposit with the Escrow Agent (with delivery of a copy thereof to the Seller Parties at least three (3) Business Days prior to the date on which the Purchaser intends to make such deposit with the Escrow Agent) one or more irrevocable standby letters of credit (including, for the avoidance of doubt, any such letters of credit to replace one or more letters of credit previously deposited hereunder) substantially in the form attached as Exhibit A (the “Letter of Credit”) issued by Citibank, N.A. (or by another financial institution having at least an investment grade rating and capital and surplus of not less than $500,000,000, a fact which the Escrow Agent shall not be required to verify), to be held as part or all of the Good Faith Deposit Escrow Fund and, to the extent that the Good Faith Deposit Escrow Fund is then held in cash (or investments pursuant to Section 3), upon joint written instruction from the Purchaser and the Seller Parties, specifically directing that the Escrow Agent shall perform one of the following, the Escrow Agent shall: (1) promptly pay from the Good Faith Deposit Escrow Fund to the Purchaser an amount of cash equal to the aggregate face amount of any such Letters of Credit so delivered at such time, or, in the case of the deposit and delivery of a replacement Letter of Credit, or (2) promptly issue an instruction to the issuing bank of the Letter(s) of Credit being replaced to cancel such replaced Letter(s) of Credit. The deposit of any Letter of Credit with the Escrow Agent will be deemed to be a representation by the Purchaser that it has provided a draft thereof to the Main Sellers for their review at least three (3) Business Days before such Letter of Credit is so deposited. The Escrow Agent shall bear no responsibility to verify whether such draft was provided to the Main Sellers.

(B)    At any time, and from time to time, the Purchaser may deposit with the Escrow Agent cash to be held as part or all of the Good Faith Deposit Escrow Fund and, to the extent that the Good Faith Deposit Escrow Fund is then held in the form of one or more Letters of Credit, upon joint written instruction from Purchaser and the Seller Parties, the Escrow Agent shall release from the Good Faith Deposit Escrow Fund such Letter(s) of Credit with an aggregate face amount equal to the amount of such cash and instruct the issuing bank to immediately cancel such Letter(s) of Credit.

(C)    At any time, and from time to time, the Escrow Agent shall draw on any Letter of Credit that comprises a portion of the Good Faith Deposit Escrow Fund but only (i) to the extent directed in writing in a joint instruction of the Purchaser and at least one Seller Party, or (ii) to the extent directed to do so pursuant to the final, non-appealable order of a court of competent jurisdiction, a copy of which order shall have been delivered to the Escrow Agent, the Purchaser and the Seller Parties and which court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court order is final and non-appealable (any such court order, a “Final Court Order”); provided that on the thirtieth (30th) calendar day before the stated expiration date of any Letter of Credit (after giving effect to any extension of the term thereof), upon joint written instruction from Purchaser and the Seller Parties, the Escrow Agent shall immediately draw the full amount of such Letter of Credit. The Escrow Agent shall hold any such funds drawn from any Letter of Credit in the Good Faith Deposit Escrow Fund to be invested and disbursed in accordance herewith.

(iii)    The Good Faith Deposit Escrow Fund shall be held by the Escrow Agent until the Closing or, in the event the ASSA and/or the EMEA ASA is terminated before the Closing, the later of (x) thirty (30) days after the effective date of such termination or (y) ten (10) Business Days after all disputes among the parties to the ASSA and/or the EMEA ASA have been finally resolved and are not subject to appeal in accordance with Section 10.6 of the ASSA or clause 21 of the EMEA ASA, as applicable, whereupon the Escrow Agent shall release any Letter(s) of Credit from the Good Faith Deposit Escrow Fund and instruct the issuing bank to immediately cancel such Letter(s) of Credit. Any release from the Good Faith Deposit Escrow Fund shall only be made in accordance with Section 4(a) hereto.

(b)    Delay Fee Escrow Fund. Pursuant to Section 2.2.1(b) of the ASSA, the Purchaser may from time to time deliver Delay Fee Payments to the Escrow Agent following written notice to the Escrow Agent of each such deposit. Any and all Delay Fee Payments delivered to the Escrow Agent, together with any and all interest or profit thereon, or proceeds therefrom, from time to time held by the Escrow Agent pursuant to the terms hereof are herein collectively referred to as the “Delay Fee Escrow Fund.”

(c)    Purchase Price Adjustment Escrow Fund. The Purchaser will on the Closing Date deliver to the Escrow Agent cash in an amount of $30,000,000 (the “Purchase Price Adjustment Escrow Amount”) to serve as a security for the Purchase Price adjustments described in Section 2.2.3.2 of the ASSA in accordance with Sections 2.2.4 and 2.3.2(a)(ii)(C) of the ASSA, which amount, together with any and all interest or profit thereon, or proceeds therefrom, from time to time held by the Escrow Agent pursuant to the terms hereof is referred to as the “Purchase Price Adjustment Escrow Fund.” Any funds or investments remaining in the Purchase Price Adjustment Escrow Fund after application of any payment to be made in accordance with Section 4(a) hereof and Sections 2.2.3.2 and

2.2.4 of the ASSA shall be released to the Distribution Agent (as agent for the Sellers and the EMEA Sellers) in accordance with Section 4(a) hereto.

(d)    Holdback Escrow Fund. If required pursuant to Section 5.34(f) of the ASSA, following written notice to the Escrow Agent, the Purchaser will, on the Closing Date, deliver to the Escrow Agent, in accordance with Sections 5.34 and 2.3.2(a)(ii)(B) of the ASSA, cash in an amount of $25,000,000 (the “Holdback Escrow Amount”), which amount, together with any and all interest or profit thereon, or proceeds therefrom, from time to time held by the Escrow Agent pursuant to the terms hereof pending the post-Closing delivery of financial statements by Main Sellers to the Purchaser, is referred to as the “Holdback Escrow Fund.”

(e)    EMEA Employment Escrow Fund. Following written notice to the Escrow Agent, Purchaser will deliver to the Escrow Agent cash in an amount equal to the EMEA Employment Escrow Amount in accordance with Paragraph 11 of Schedule 6 of the EMEA ASA and Section 2.3.2(a)(ii)(A) of the ASSA, which amount, together with any and all interest or profit thereon, or proceeds therefrom, from time to time held by the Escrow Agent pursuant to the terms hereof is referred to as the “EMEA Employment Escrow Fund.”

(f)    Estimated -6 Liability Escrow Fund. Pursuant to Section 10.20 of the ASSA, following written notice to the Escrow Agent, Purchaser will deliver to the Escrow Agent , in accordance with Sections 10.20 and 2.3.2(a)(ii)(D) of the ASSA, cash in an amount equal to the Estimated -6 Liability Escrow Amount, which amount, together with any and all interest or profit thereon, or proceeds therefrom, from time to time held by the Escrow Agent pursuant to the terms hereof is referred to as the “Estimated -6 Liability Escrow Fund.”

(g)    French Tax Escrow Fund. Following written notice to the Escrow Agent, the Purchaser will deliver to the Escrow Agent cash in an amount equal to the French Tax Escrow Amount in accordance with Paragraphs 3.8 through 3.14 of the EMEA ASA and Section 2.3.2(a)(ii)(E) of the ASSA, which amount, together with any and all interest or profit thereon, or proceeds therefrom, from time to time held by the Escrow Agent pursuant to the terms hereof is referred to as the “French Tax Escrow Fund,” and together with the Good Faith Deposit Escrow Fund, Delay Fee Escrow Fund, Purchase Price Adjustment Escrow Fund, Holdback Escrow Fund, EMEA Employment Escrow Fund and Estimated -6 Liability Escrow Fund, the “Escrow Funds.”

(h)    Escrow Accounts. The Escrow Agent hereby agrees to hold and invest the Good Faith Deposit Escrow Fund, the Delay Fee Escrow Fund, the Purchase Price Adjustment Escrow Fund, the Holdback Escrow Fund, the EMEA Employment Escrow Fund, the Estimated -6 Liability Escrow Fund and the French Tax Escrow Fund in separate accounts (the “Good Faith Deposit Escrow Account,” the “Delay Fee Escrow Account,” the “Purchase Price Adjustment Escrow Account,” the “Holdback Escrow Account,” the

“EMEA Employment Escrow Account,” the “Estimated -6 Liability Escrow Account” and the “French Tax Escrow Account,” respectively, and, together, the “Escrow Accounts”) as provided in this Escrow Agreement. Except as set forth in Section 5(c), the Purchaser shall have the rights of a secured party in the Escrow Funds and the Escrow Accounts, and none of the Escrow Funds and the Escrow Accounts shall be subject to any security interest, lien or attachment of any party or of any creditor of any party other than Purchaser or a successor or permitted assign of the Purchaser or any of their respective creditors. Purchaser’s rights (if any) in the Escrow Funds prior to release thereof or Escrow Accounts prior to termination thereof, other than its rights as a secured party, shall be subject to a first priority security interest in favor of the Seller Parties in the Escrowed Funds and Escrow Accounts for any Amounts payable by the Purchaser under the ASSA.

3.    Investment of the Escrow Funds.

(a)    The Escrow Agent shall invest the Escrow Funds, to the extent held in cash, in any combination of the following investments at the written direction of Purchaser:

(i)    marketable obligations of, or obligations fully and directly guaranteed by, the United States, which obligations have a maturity of not more than 90 days;

(ii)    repurchase obligations with a term of not more than ten days for underlying securities of the types described in Section 3(a)(i) entered into with any bank organized under the laws of the United States or any state thereof, the commercial paper of which bank is rated A-2 or better by Standard & Poor’s Ratings Group or Prime-2 or better by Moody’s Investors Service, Inc.;

(iii)    money market funds (including tax-free funds) registered under the Investment Company Act of 1940, as amended from time to time (the “1940 Act”), which have the highest rating available from a nationally recognized rating agency (e.g., AAA from Standard & Poors);

(iv)    investment grade bonds (including tax free bonds) with maturity dates prior to the Release Date (as defined below); and

(v)    such other investments as Purchaser and the Seller Parties may jointly authorize the Escrow Agent to make from time to time.

(b)    In the absence of written investment instructions from the Purchaser, the Escrow Agent shall invest the Escrow Funds in the Wells Fargo Advantage Funds Heritage Money Market Fund, which is further described herein on Schedule I hereto. The Purchaser acknowledges that it has read and understands Schedule I. The Escrow Agent shall bear no responsibility for losses resulting from investment or sale of investment of the Escrow Funds.

The Purchaser and the Seller Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations or advice.

4.    Disposition of the Good Faith Deposit Escrow Fund, the Delay Fee Escrow Fund, the Purchase Price Adjustment Escrow Fund, the Holdback Escrow Fund, the EMEA Employment Escrow Fund, the Estimated -6 Liability Escrow Fund and the French Tax Escrow Fund.

(a)    Payment of Escrow Funds.

(i)    Except as otherwise set forth in Section 4(a)(ii) and 4(a)(iii) below, the Escrow Funds shall be payable to the Purchaser or the Distribution Agent (as agent for the Sellers and the EMEA Sellers) as provided in joint written instructions delivered by the Purchaser and the Seller Parties pursuant to the ASSA or the EMEA ASA, and the Purchaser and the Seller Parties agree to comply with Section 2.2.6(b) of the ASSA and provide the Escrow Agent joint written instructions to draw on (in the case of a payment to the Distribution Agent) or cancel (in any other case) the Letter of Credit(s) (if any) and/or pay to the Distribution Agent (as agent for the Sellers and the EMEA Sellers) or the Purchaser, as applicable, funds from the relevant Escrow Account any time that such Person becomes entitled to such payment from the relevant Escrow Account pursuant to the ASSA or the EMEA ASA, and the Escrow Agent agrees to distribute amounts from the Escrow Accounts in accordance with such joint instructions.

(ii)    From time to time, the Purchaser may deliver to the Escrow Agent (with a copy to the Seller Parties) a certificate specifying the amount of any payment due to the Purchaser pursuant to Paragraph 11 of Schedule 6 of the EMEA ASA, upon which, the Escrow Agent shall, within three (3) Business Days from delivery of such certificate, and without requirement of notice to or approval from the Seller Parties, distribute to the Purchaser from the EMEA Employment Escrow Account the amount specified in such certificate, plus all interest or profit with respect to such amount.

(b)    Disputes. If any dispute arises as to amounts due from, or the disposition of, the Escrow Funds or whether any Letter of Credit should be drawn or cancelled, or any other dispute arises under this Escrow Agreement with respect to the rights of Purchaser or any of the Sellers to the Escrow Funds, in any case that is not settled by mutual agreement of Purchaser and the Seller Parties on behalf of the Sellers (with such mutual agreement evidenced by joint written instructions signed by Purchaser and the Seller Parties and delivered to the Escrow Agent), then upon receipt of a Final Court Order, the Escrow Agent shall deliver the portion of the Escrow Funds specified in such award or order to Purchaser or the Distribution Agent (on behalf of the relevant Sellers) as directed in such award or order. The Escrow Agent shall also be entitled to interplead the Escrow Funds as provided in Section 6(e) hereto.

(c)    Closing. At least two Business Days prior to the Closing, the Purchaser and the Seller Parties shall deliver to the Escrow Agent joint written instructions to liquidate all investments of amounts held in the Good Faith Deposit Escrow Fund and the Delay Fee Escrow Fund and deliver to the Distribution Agent (as agent for the Sellers and the EMEA Sellers) on the Closing all amounts held by the Escrow Agent in the Good Faith Deposit Escrow Fund (including the proceeds of a drawing of the Letter of Credit) and the Delay Fee Escrow Fund by wire transfer in immediately available funds (less the Seller Parties’ portion of the fees and expenses due to the Escrow Agent pursuant to Section 6(i) hereof).

5.    Certain Additional Agreements.

(a)    Purchaser and the Seller Parties will execute and deliver to the Escrow Agent such additional joint written instructions and certificates hereunder as may be required to give effect to the provisions of this Escrow Agreement.

(b)    Whenever the Escrow Agent shall be required to make a payment from the Escrow Accounts from Escrow Funds held in investments pursuant to Section 3, the Escrow Agent shall pay such amounts by liquidating such investments as shall be directed in joint written instructions signed by the Seller Parties and Purchaser.

(c)    For tax purposes, the Escrow Fund and all interest and profit thereon shall be considered owned by the Purchaser and reported as such by the Purchaser for all tax reporting purposes. The Purchaser and the Seller Parties shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Funds incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from the Escrow Accounts shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate Forms W-9 for taxpayer identification number certifications, or Forms W-8 for non-resident alien certifications. It is understood that the Escrow Agent is not responsible for any tax reporting. The Escrow Agent shall distribute to the Purchaser on a quarterly basis (beginning in October, following the last income posting of the third calendar quarter) 40% of any income earned on the Escrow Funds. The parties acknowledge and agree that this Section 5(c) is only for the purpose of determining ownership of the Escrow Funds for tax purposes and shall have no effect on the relative rights of the parties with respect to the Escrow Funds, including without limitation, the relative rights set forth in Section 2(h) hereof.

6.    Escrow Agent.

(a)    The Escrow Agent shall have only the duties and responsibilities specified in this Escrow Agreement, and shall not have any duty to review or interpret the ASSA or the

EMEA ASA. The duties of the Escrow Agent hereunder are purely ministerial in nature, and under no circumstances shall the Escrow Agent be deemed a fiduciary to the Purchaser, the Sellers, nor to any other party under this Escrow Agreement.

(b)    If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions from any of the undersigned with respect to the Escrow Accounts, which, in its opinion, are in conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action until it shall be directed otherwise in joint written instructions signed by Purchaser and the Seller Parties or by a Final Court Order. The Escrow Agent shall be protected in acting upon any notice, request, waiver, consent, receipt or other document reasonably believed by the Escrow Agent to be signed by the proper party or parties.

(c)    The Escrow Agent shall not be liable for any error or judgment or for any act done or step taken or omitted by it or for any mistake of fact or law, or for anything that it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct, and the Escrow Agent shall have no duties to anyone except those parties signing this Escrow Agreement. In no event shall the Escrow Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including without limitation lost profits), even if it has been advised of the possibility of such loss or damage and regardless of the form of action.

(d)    The Escrow Agent may consult legal counsel in the event of any dispute or question as to the construction of this Escrow Agreement, or the Escrow Agent’s duties hereunder, and the Escrow Agent shall incur no liability and shall be fully protected with respect to any action taken or omitted in good faith in accordance with the opinion and instructions of such counsel.

(e)    In the event of any disagreement between the undersigned or any of them, and/or any other person, resulting in adverse claims and demands being made in connection with or for all or any portion of the Escrow Funds, the Escrow Agent shall be entitled at its option to refuse to comply with any such claim or demand, so long as such disagreement shall continue, and in so doing the Escrow Agent shall not be or become liable for damages or interest to the undersigned or any of them or to any person named herein for its failure or refusal to comply with such conflicting or adverse demands. The Escrow Agent shall be entitled to continue to so refrain and refuse to so act until all differences with respect thereto shall have been resolved by agreement of Purchaser and the Seller Parties and the Escrow Agent shall have been notified thereof in joint written instructions signed by Purchaser and the Seller Parties. In the event of such disagreement which continues for ninety (90) days or more, the Escrow Agent in its discretion may file a suit in interpleader for the purpose of having the respective rights of the claimants adjudicated, and may deposit with the court all documents and property held hereunder. Purchaser and the Seller Parties agree to pay all reasonable out-of-pocket costs and expenses incurred by the Escrow Agent in such action, including reasonable attorney’s fees, it being understood that the parties will use reasonable efforts to cause such costs and expenses to be included and apportioned between Purchaser and the Seller Parties in the judgment in any such action (and absent such apportionment, Purchaser and the Seller Parties shall bear equal shares of such costs and expenses).

(f)    Purchaser, NNL and NNI hereby jointly and severally indemnify, defend and hold the Escrow Agent harmless from all loss, liability or expense arising out of or in connection with (i) the Escrow Agent’s execution and performance of this Escrow Agreement, except to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of the Escrow Agent, (ii) the Escrow Agent’s reliance upon and compliance with instructions or directions, except to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of the Escrow Agent, it being understood that the failure of the Escrow Agent to verify or confirm that the person giving the instructions or directions, is, in fact, an authorized person does not constitute gross negligence or willful misconduct and (iii) the Escrow Agent’s following any instructions or other directions from Purchaser or the Seller Parties. As between the Purchaser, NNL and NNI, such indemnification shall be borne 50% by the Purchaser and 50% by NNL and NNI and shall survive termination of this Escrow Agreement until extinguished by any applicable statute of limitations. Notwithstanding the foregoing, nothing in this Section 6(f) shall be construed as creating an indemnification obligation of NNUK in favor of the Escrow Agent.

(g)    The Escrow Agent does not own or have any interest in the Escrow Accounts or the Escrow Funds but is serving as escrow holder only, having only possession thereof and agreeing to hold and distribute the Escrow Funds in accordance with the terms and conditions of this Escrow Agreement. This paragraph shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

(h)    The Escrow Agent (and any successor escrow agent) may at any time resign as such by delivering the Escrow Funds to (i) any banking corporation or trust company organized under the laws of the United States or of any state, which corporation or company is jointly designated by the other parties hereto in writing as successor escrow agent and consents in writing to act as successor escrow agent or (ii) any court of competent jurisdiction; whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of the Escrow Agent will take effect on the earlier of (x) the appointment of a successor escrow agent by designation by the Purchaser and the Seller Parties and delivery of the Escrow Funds to such successor escrow agent (or delivery of the Escrow Funds to any court of competent jurisdiction) or (y) the day that is sixty (60) days after the date of delivery of its written notice of resignation to the Purchaser and the Seller Parties. If at the time of effectiveness of resignation the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent’s sole responsibility after that time shall be to safekeep the Escrow Funds until the earlier of receipt of a designation by the other parties hereto of a successor escrow agent, a joint written instruction as to disposition of the Escrow Funds by the other parties hereto, or a final order of a court of competent jurisdiction mandating disposition of the Escrow Funds.

(i)    The Escrow Agent hereby accepts its appointment and agrees to act as escrow agent under the terms and conditions of this Escrow Agreement. Purchaser and the Seller Parties shall pay to the Escrow Agent as payment in full for its services hereunder the Escrow Agent’s compensation set forth in Schedule II hereto. Purchaser and the Seller Parties further agree to reimburse the Escrow Agent for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Escrow Agent in the performance of its duties hereunder (including reasonable fees and out-of-pocket expenses and disbursements of its counsel). Purchaser, on the one hand, and the Seller Parties, on the other hand, shall each pay one half of the amounts required to be paid under this Section 6(i); provided, however, that the Seller Parties’ share of any such costs and expenses shall be paid first from the Delay Fee Escrow Fund, then the Holdback Escrow Fund, then the Good Faith Deposit Escrow Fund, and the Escrow Agent may withdraw such one-half share from such Delay Fee Escrow Account, Holdback Escrow Account or Good Faith Deposit Escrow Account when due, and as applicable, provided that the Escrow Agent gives the Seller Parties and the Purchaser reasonably prompt notice following each such withdrawal.

(j)    The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God, war, earthquakes, fires, floods, wars, civil or military disturbances, sabotage, acts of terrorism, epidemics, riots, loss or malfunctions of utilities or communications service, labor disputes, acts of civil or military authority or governmental actions); it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(k)    Concurrently with the execution of this Escrow Agreement, the Purchaser and the Seller Parties shall deliver to the Escrow Agent authorized signers’ lists in the form of Exhibit B-1, Exhibit B-2, Exhibit B-3 and Exhibit B-4 to this Escrow Agreement.

7.    Exclusion of Liability and Acknowledgments regarding Joint Administrators.

(a)    The Parties agree that the Joint Administrators have negotiated and are entering into this Agreement as agents for NNUK to which they are appointed and that none of the Joint Administrators, their firm, partners, employees, advisers, representatives or agents shall incur any personal Liability whatsoever whether on their own part or in respect of any failure on the part of any other Party to observe, perform or comply with any of its obligations under this Agreement or under or in relation to any associated arrangements or negotiations.

(b)    Notwithstanding anything in Sections 16 or 17, any claim, action or proceeding against the Joint Administrators arising from or related to (i) the personal Liability of the Joint Administrators, their firm or partners, (ii) their qualification to act as insolvency practitioners in accordance with Part XIII of the Insolvency Act or (iii) their appointment as joint administrators of NNUK and their remaining as current joint administrators thereof under this Agreement shall be governed exclusively by English law and subject to the exclusive jurisdiction of the English Courts.

8.    Notices. All certificates, instructions, notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Escrow Agreement must be in writing and must be delivered, given or otherwise provided:

(a)    by hand (in which case, it will be effective upon delivery);

(b)    by facsimile (in which case, it will be effective on written or telephonic confirmation of receipt from the recipient); or

(c)    by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the first business day after being deposited with such courier service).

in each case, to the address (or facsimile number) listed below:

If to Purchaser, to:

Avaya Inc.
211 Mount Airy Road
Basking Ridge, NJ 07920
Facsimile number: 908-953-2657
Attention:	Treasurer

with copies (which shall not constitute notice) to:

Avaya Inc.
211 Mount Airy Road
Basking Ridge, NJ 07920
Facsimile number: 908-953-3918
Attention:	Corporate Secretary

Ropes & Gray LLP
One International Place
Boston, MA 02110-2624
USA
Facsimile number: 617-951-7050
Attention:	Alfred O. Rose
Howard S. Glazer

If to the Seller Parties, to:

Nortel Networks Limited
195 The West Mall
Mailstop: T0503006
Toronto, ON M9C 5K1
Canada
Facsimile number: 905-863-7386
Attention:	Gordon A. Davies
Chief Legal Officer & Corporate Secretary

Nortel Networks Inc.
Legal Department
220 Athens Way, Suite 300
Nashville, TN 37228
USA
Facsimile number: 615-432-4067
Attention:	Lynn C. Egan
Assistant Secretary

-and-

Ernst & Young LLP
1 More London Place
London SE1 2AF
United Kingdom
Facsimile: + 44 (0)20 7951 1345
Attention:	Alan Bloom / Stephen Harris

with copies (which shall not constitute notice) to:

Nortel Networks Limited
195 The West Mall
Mailstop: T0505009

Toronto, ON M9C 5K1
Canada
Facsimile number: 905-863-7739
Attention:	Douglas Parker
Associate General Counsel, Corporate

Nortel Networks Inc.
Legal Department
220 Athens Way, Suite 300
Nashville, TN 37228
USA
Facsimile number: 347-427-3815 & 615-432-4067
Attention:	Robert Fishman
Senior Counsel

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
USA
Facsimile number: 212-225-3999
Attention:	Neil Q. Whoriskey
David Leinwand

Ogilvy Renault LLP
200 Bay Street
Suite 3800, P.O. Box 84
Royal Bank Plaza, South Tower
Toronto, ON M5J 2Z4
Canada
Facsimile number: 416-216-3930
Attention:	Michael Lang

-and-

Herbert Smith LLP
Exchange House
London EC2A 2HS
Facsimile: + 44 (0)20 7098 4618
Attention:	Ben Ward / Alan Montgomery

If to the Escrow Agent, to:

Wells Fargo Bank, N.A.
45 Broadway, 14th Floor
New York, NY 10006
Attn: Lisa D’Angelo
Facsimile: 212.509.1716

(or to such other addresses and facsimile numbers as a party may designate as to itself by notice to the other parties given pursuant to this Section 8). Notwithstanding any of the foregoing, any computation of a time period which is to begin after receipt of a notice by the Escrow Agent shall run from the date of receipt by it.

9.    Termination. This Escrow Agreement shall automatically terminate upon the final distribution of the Escrow Funds in accordance with the terms hereof; provided, however, that the provisions of Sections 5(c), 6(f) and 6(g) shall survive such termination of this Escrow Agreement and/or the resignation or removal of the Escrow Agent.

10.    Successors and Assigns. This Escrow Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto, provided that this Escrow Agreement may not be assigned by any party without the prior written consent of the other parties, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the following assignments shall not require consent of any party: (a) assignment of this Escrow Agreement by the Purchaser to its lenders which, under certain circumstances, would permit such lenders to enforce this Escrow Agreement on behalf of Purchaser, (b) assignment of this Escrow Agreement by the Purchaser to any entity which acquires substantially all of the assets of Purchaser and agrees to be bound hereto as successor to Purchaser, (c) assignment by a Seller that is a U.S. Debtor to an entity that is the surviving, resulting or acquiring entity of, and successor to, such U.S. Debtor pursuant to a final court order confirming a chapter 11 plan of reorganization for such U.S. Debtor and (d) assignment by any Seller that is a Canadian Debtor pursuant to any plan of arrangement approved by the Canadian Court. Any banking association or corporation into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any banking association or corporation to which all or substantially all of the corporate trust business of the Escrow Agent shall be sold or otherwise transferred, shall succeed to all the Escrow Agent’s rights, obligations and immunities hereunder without the execution or filing of any instrument or any further act, any provision herein to the contrary notwithstanding.

11.    Severability. Any term or provision of this Escrow Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, each party hereto intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

12.    Entire Agreement. This Escrow Agreement (together with any documents, instruments and certificates explicitly referred to herein, including the ASSA and EMEA ASA, as they pertain to the Purchaser and the Seller Parties only) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, with respect thereto.

13.    Amendments. This Escrow Agreement may not be amended or modified at any time except in such manner as may be agreed upon by a written instrument executed by each of Purchaser, the Seller Parties and the Escrow Agent.

14.    Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Escrow Agreement, or the waiver by any party of any breach of this Escrow Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

15.    Headings. The headings contained in this Escrow Agreement are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.

16.    Governing Law. This Escrow Agreement, the rights of the parties and any questions, claims, disputes, remedies or actions arising from or related to this Escrow Agreement, and any relief or remedies sought by any parties, shall be governed exclusively by the Laws of the State of New York applicable to contracts made and to be performed in that State and without regard to the rules of conflict of laws of the State of New York or any other jurisdiction.

17.    Consent to Jurisdiction; Venue.

(a)    To the fullest extent permitted by applicable Law, the Purchaser and the Seller Parties each: (i) agrees that any claim, action, proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Escrow Agreement, or the transactions contemplated hereby shall be brought only in (A) the U.S. Bankruptcy Court, if brought prior to the entry of a final decree closing the Chapter 11 Cases, or the Canadian Court, if brought prior to the termination of the CCAA Cases, provided that if (x) a final decree closing the Chapter 11 Cases has not been entered and (y) the CCAA Cases have not terminated, the U.S. Debtors, the Canadian Debtors or the Purchaser may, in accordance with the Cross-Border Protocol, move the U.S. Bankruptcy Court and the Canadian Court to hold a joint hearing of the U.S. Bankruptcy Court and the Canadian Court to determine the appropriate jurisdiction for such claim, action or proceeding, or (B) in the Federal Courts in the Southern

District of New York or the State Courts of the State of New York, County of Manhattan (collectively, the “New York Courts”), if brought after entry of a final decree closing the Chapter 11 Cases and termination of the CCAA Cases (the courts specified in clauses (A) and (B) collectively, the “Designated Courts”), and shall not be brought in each case, in any other court in the United States of America, Canada or any court in any other country; (ii) agrees to submit to the jurisdiction of the Designated Courts for purposes of all legal proceedings arising out of, or in connection with, this Escrow Agreement or the transactions contemplated hereby; (iii) waives and agrees not to assert any objection that it may now or hereafter have to the laying of the venue of such action brought in any Designated Court or any claim that any such action brought in any Designated Court has been brought in an inconvenient forum; (iv) agrees that the mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8 of this Escrow Agreement or any other manner as may be permitted by Law shall be valid and sufficient service thereof, and (v) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(b)    The Purchaser hereby appoints McCarthy Tétrault LLP – Attention: Kevin McElcheran, as its authorized agent (the “Purchaser Authorized Canadian Agent”) upon whom process and any other documents may be served in the CCAA Cases and any Action arising out of, or in connection with, this Escrow Agreement or the transactions contemplated hereby, which may be instituted in the Canadian Court by any other party hereto, which appointment in each case shall be irrevocable. The Purchaser further agrees to take any and all action, including the filing of any and all documents and instruments, which may be necessary to continue such appointments in full force and effect as aforesaid. Service of process upon the Purchaser Authorized Canadian Agent in respect of the relevant jurisdiction and written notice of such service to the Purchaser shall be deemed, in every respect, effective service of process upon the Purchaser in relation to such jurisdiction.

(c)    Each Seller Party hereby appoints (i) NNI as its authorized agent (the “Seller Authorized U.S. Agent”) upon whom process and any other documents may be served in the Chapter 11 Cases and any Action arising out of, or in connection with, this Escrow Agreement or the transactions contemplated hereby, which may be instituted in the U.S. Bankruptcy Court or in the NY Courts by any other party hereto, and (ii) NNL as its authorized agent (the “Seller Authorized Canadian Agent” and together with the Seller Authorized U.S. Agent, the “Seller Authorized Agents”) upon whom process and any other documents may be served in the CCAA Cases and any Action arising out of, or in connection with, this Escrow Agreement or the transactions contemplated hereby, which may be instituted in the Canadian Court by any other party hereto, which appointment in each case shall be irrevocable. Each such Seller further agrees to take any and all action, including the filing of any and all documents and instruments, which may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the applicable Seller Authorized Agent in respect of the relevant jurisdiction and written notice of such service to NNL and NNI shall be deemed, in every respect, effective service of process upon every such Seller.

(d)    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS ESCROW AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS ESCROW AGREEMENT AND THE ANCILLARY AGREEMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

18.    Counterparts. This Escrow Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Escrow Agreement will become effective when duly executed by each party hereto.

19.    No Presumption. The parties agree that this Escrow Agreement was negotiated fairly between them at arm’s length and that the final terms of this Escrow Agreement are the product of the parties’ negotiations. Each party represents and warrants that it has sought and received experienced legal counsel of its own choosing with regard to the contents of this Escrow Agreement and the rights and obligations affected hereby. The parties agree that this Escrow Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Escrow Agreement therefore should not be construed against a party on the grounds that such party drafted or was more responsible for drafting the provisions.

[The remainder of this page is intentionally left blank. Signatures follow.]

IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement as of the date first written above.

ESCROW AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as escrow agent

	By:	/s/ Lisa D’Angelo
Name: Lisa D’Angelo
Title: Vice President

Signature Page to Escrow Agreement

PURCHASER:	AVAYA INC.

	BY:	/s/ Pamela F. Craven
Name: Pamela F. Craven
Title: Chief Administrative Officer

Escrow Agreement – Avaya

SELLER PARTIES:

NORTEL NETWORKS LIMITED

By:	/s/ Anna Ventresca
Name: Anna Ventresca
Title: General Counsel-Corporate and
Corporate Secretary

By:	/s/ John Doolittle
Name: John Doolittle
Title: Senior Vice-President, Finance
and Corporate Services

NORTEL NETWORKS INC.

By:	/s/ John Doolittle
Name: John Doolittle
Title: Vice-President

Escrow Agreement – Avaya

SIGNED for and on behalf of Nortel Networks	)	/s/ Christopher Hill
UK Limited (in administration) by Christopher Hill	)	Christopher Hill
)
)
as Joint Administrator (acting as agent and without personal liability) in the presence of:

Witness signature

/s/ Wilma Graham	)
Name: Wilma Graham	)
Address: No 1 More London Place London SE1 2AF	)

Excrow Agreement – Avaya

Schedule I

Agency and Custody Account Direction

For Cash Balances

Direction to use Wells Fargo Advantage Funds for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement to which this Schedule I is attached.

In the absence of written investment instructions, the Escrow Agent is hereby directed to invest, as indicated below or as Purchaser shall direct further from time to time, all cash in the Account in the following money market portfolio of Wells Fargo Advantage Funds (the “Fund”) or another permitted investment of Purchaser’s choice:

Wells Fargo Advantage Funds, Heritage Money Market Fund

Purchaser acknowledges that it has received, at its request, and reviewed the Fund’s prospectus and has determined that the Fund is an appropriate investment for the Account.

Purchaser understands from reading the Fund’s prospectus that Wells Fargo Funds Management, LLC (“Wells Fargo Funds Management”), a wholly-owned subsidiary of Wells Fargo & Company, provides investment advisory and other administrative services for the Wells Fargo Advantage Funds. Other affiliates of Wells Fargo & Company provide sub-advisory and other services for the Funds. Boston Financial Data Services serves as transfer agent for the Funds. The Funds are distributed by Wells Fargo Funds Distributor, LLC, Member NASD/SIPC, an affiliate of Wells Fargo & Company. Purchaser also understands that Wells Fargo & Company will be paid, and its bank affiliates may be paid, fees for services to the Funds and that those fees may include Processing Organization fees as described in the Fund’s prospectus.

Purchaser understands that the Escrow Agent will not exclude amounts invested in the Fund from Account assets subject to fees under the Account agreement between us.

Purchaser understands that investments in the Fund are not obligations of, or endorsed or guaranteed by, Wells Fargo Bank or its affiliates and are not insured by the Federal Deposit Insurance Corporation.

Purchaser acknowledges that it has full power to direct investments of the Account.

Purchaser understands that it may change this direction at any time and that it shall continue in effect until revoked or modified by Purchaser by written notice to the Escrow Agent.

Purchaser understands that if it chooses to communicate this investment direction solely via facsimile, then the investment direction will be understood to be enforceable and binding.

1

Schedule II

Compensation of the Escrow Agent

See attached.

2

Exhibit A

Form of Letter of Credit

(see attached)

Exhibit B-1

CERTIFICATE AS TO AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Avaya Inc. and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit B-1 is attached, on behalf of Avaya Inc.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Exhibit B-2

CERTIFICATE AS TO AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Nortel Networks Limited and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit B-2 is attached, on behalf of Nortel Networks Limited.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Exhibit B-3

CERTIFICATE AS TO AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of the Nortel Networks Inc. and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit B-3 is attached, on behalf of Nortel Networks Inc.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Exhibit B-4

CERTIFICATE AS TO AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of the Nortel Networks UK Limited. and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit B-4 is attached, on behalf of Nortel Networks UK Limited.

Name / Title	Specimen Signature

Alan Robert Bloom
Name	Signature

Joint Administrator
Title

Stephen John Harris
Name	Signature

Joint Administrator
Title

Christopher John Wilkinson Hill
Name	Signature

Joint Administrator
Title

Alan Michael Hudson
Name	Signature

Joint Administrator
Title